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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2003

Packaging Corporation of America
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15399 (Commission File Number)	36-4277050 (IRS Employer Identification No.)

1900 West Field Court, Lake Forest, Illinois 60045
(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000
(Registrant's Telephone Number, Including Area Code)

Item 5. Other Event

        On July 14, 2003, Packaging Corporation of America ("PCA") announced that it intends to offer $550 million in aggregate principal amount of five and ten-year senior notes, subject to market and other conditions, in an unregistered offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, to a limited number of institutional "accredited investors" and outside the United States in offshore transactions in reliance on Regulation S under the Securities Act. PCA anticipates using the net proceeds of the offering, together with available cash and borrowings under a new senior unsecured credit facility, to purchase all of its outstanding $550 million aggregate principal amount of 9 5/8% Series B Senior Subordinated Notes due 2009 that are validly tendered and accepted for purchase in PCA's cash tender offer that is currently scheduled to expire at midnight on July 21, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (C)
  Exhibits

20.1	Press Release dated July 14, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA (Registrant)
By:	/s/ PAUL T. STECKO Chairman and Chief Executive Officer (Authorized Officer)
By:	/s/ RICHARD B. WEST Senior Vice President, Chief Financial Officer, and Corporate Secretary (Principal Financial Officer)

Date: July 14, 2003

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  Item 5. Other Event
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES